Exhibit 99.2

Momentive Announces Second Quarter 2022 Financial Results

Increased Sales-Assisted Channel Revenue 30% Year-over-Year

Announced Executive and Board of Directors Changes

Hosting Virtual Investor Day on Friday, August 5

SAN MATEO, Calif. — August 4, 2022 — Momentive (NASDAQ: MNTV), a leader in agile experience management, today reported second quarter results for the period ended June 30, 2022.

“We are controlling our destiny in a more challenging macroeconomic environment, delivering value that enables us to retain and expand with our customers while managing the business prudently to drive operating leverage,” said Zander Lurie, Chief Executive Officer of Momentive. “As our full year 2022 outlook reflects, we intend to drive increased profitability in the second half of this year, and on our August 5th investor day we will lay out our path to ‘Rule of 40’ financial performance.”

Q2 2022 Key Results

•
Total revenue was $120.2 million, an increase of 10% year-over-year.
•
Sales-assisted channel revenue was $44.1 million, an increase of 30% year-over-year. Sales-assisted channel revenue accounted for approximately 37% of total revenue, up from approximately 31% in Q2 2021. We ended the quarter with approximately 15,700 sales-assisted channel customers, up 67% from approximately 9,400 in Q2 2021.
•
Self-serve channel revenue was $76.1 million, an increase of 1% year-over-year.
•
Deferred revenue was $219.2 million, an increase of 11% year-over-year. Remaining performance obligations were $249.8 million, an increase of 13% year-over-year.
•
Paying users totaled approximately 909,700, an increase of 6% from approximately 862,200 in Q2 2021. Approximately 92% of our paying users were on annual plans, up from 90% a year ago.
•
Average revenue per user was approximately $534, up 4% from approximately $514 in Q2 2021.
•
GAAP operating margin was negative 21.2% and non-GAAP operating margin was 2.8%.
•
GAAP net loss was $28.6 million and GAAP diluted net loss per share was $0.19. Non-GAAP net income was $0.4 million and non-GAAP diluted net income per share was $0.00.
•
Net cash provided in operating activities was $3.7 million and free cash flow was $1.3 million.
•
Cash and cash equivalents totaled $209.4 million and total debt was $185.8 million for net cash of $23.6 million as of June 30, 2022.

Stock Repurchase Program Update

On February 28, 2022, Momentive announced its board of directors had authorized a stock repurchase program to repurchase up to $200 million of the company’s common stock in the open market or in privately negotiated transactions (through 10b5-1 trading plans or otherwise). From the announcement of the plan through June 30, 2022, Momentive repurchased approximately 5.0 million shares of common stock for approximately $68.5 million. As of June 30, 2022, the Company’s remaining share repurchase authorization was approximately $131.5 million.

Company Announces Executive and Board of Directors Changes

Today, the company also announced the following changes to its executive team and board of directors.

•
Justin Coulombe will step down from his role as Chief Financial Officer, effective September 30, 2022. He will remain with the company through the end of Q3 to ensure a seamless transition. Momentive has initiated a search process and has retained an executive search firm.
•
Ken Ewell, who serves as Chief Customer Officer, will assume the additional responsibility of overseeing the global sales organization while retaining his leadership of the company’s customer success, professional services, and support teams. He will continue to report to Zander in his expanded role. John Schoenstein will step down from his role overseeing the company’s global sales organization, effective today. He will remain with the company through October 3, 2022 to ensure a seamless transition.
•
Lauren Antonoff, a former leader at GoDaddy and Microsoft, will be joining the Momentive board of directors in the third quarter. Serena Williams will step down as a director after more than five years of service on the board of directors.

“On behalf of the Momentive board and management team, I want to thank Justin and John for their significant contributions to our company,” said Zander. “Since joining Momentive in 2019, Justin has been instrumental in strengthening the depth and rigor of our finance organization, as well as advancing our focus on driving profitable growth. John has had a tremendous impact on our organization, having helped scale our sales-assisted channel. We wish Justin and John the best in their future endeavors.”

“Lauren’s strong leadership experience, proven product development background, and deep industry perspectives gained during her nearly three decades at GoDaddy and Microsoft will be incredibly valuable as we strive to better serve customers, drive consistent revenue growth, and generate greater profitability,” said David Ebersman, Chair of the Momentive board. “On behalf of the board, I also want to thank Serena for her valuable contributions and wish her continued success.”

About Lauren Antonoff

Lauren Antonoff served as President, Independents at GoDaddy from November 2019 to January 2022. Prior to this role, she served as Senior Vice President & General Manager, Presence and Commerce at GoDaddy from March 2015 to November 2019. Prior to GoDaddy, Lauren spent over 18 years at Microsoft Corporation serving in various program manager roles and most recently as Director, Program Management for SharePoint. She studied Rhetoric and Political Science at the University of California, Berkeley.

August 5, 2022 Investor Day

Momentive will host a virtual investor day on Friday, August 5, 2022 beginning at 9:00 a.m. PT (12:00 p.m. ET). Senior management will host a series of presentations, followed by a live Q&A session. To register for the live webcast or to access the replay of the event, please visit Momentive’s Investor Relations website at https://investor.momentive.ai.

Financial Outlook

For the third quarter and full year of 2022, Momentive currently expects the following:

	Q3 2022	FY 2022
Revenue	$119.5 million - $122.5 million	$479 million - $485 million
Non-GAAP operating margin	5% to 7%	6% to 7%
Free cash flow (includes impact of one time transaction-related and restructuring expenses)	NA	$1 million - $7 million

As stated above, we expect full year 2022 free cash flow in the range of $1 to $7 million. Of note, this includes the impact of approximately $29 million in one-time transaction-related and restructuring expenses - a portion of which were accrued as expenses in Q4 2021, but will result in cash outflows in 2022.

For the third quarter of 2022, the company expects basic weighted average shares outstanding to be approximately 148 million and diluted weighted average shares outstanding to be approximately 148 million. For the full year 2022, the company expects basic weighted average shares outstanding to be approximately 149 million and diluted weighted average shares outstanding to be approximately 152 million. The basic and diluted weighted average shares outstanding for the third quarter of 2022 and full year 2022 do not include any forecasts for share repurchases after June 30, 2022. For a detailed explanation of the company’s non-GAAP measures, please refer to the appendix section of this press release.

Conference Call Information

Momentive senior management will host a conference call today to discuss the company’s second quarter 2022 financial results. This call is scheduled to begin at 2:00 pm PT / 5:00 pm ET and can be accessed by dialing (844) 200-6205 or (646) 904-5544 (ID: 217163). An archived webcast of the conference call will be accessible on Momentive’s Investor Relations page, investor.momentive.ai. A telephonic replay of the conference call will be available until Thursday August 11, 2022, and can be accessed by dialing (866) 813-9403 or (929) 458-6194 and entering the passcode 018276.

About Momentive

Momentive (NASDAQ: MNTV—maker of SurveyMonkey) is a leader in agile experience management, delivering powerful, purpose-built solutions that bring together the best parts of humanity and technology to redefine AI. Momentive products, including SurveyMonkey and Momentive brand and market insights solutions, empower decision-makers at 345,000 organizations worldwide to shape exceptional experiences. Millions of users rely on Momentive to fuel market insights, brand insights, employee experience, customer experience, and product experience. Ultimately, the company’s vision is to raise the bar for human experiences by amplifying individual voices. Learn more at momentive.ai.

Investor Relations Contact:

Gary J. Fuges, CFA

investors@momentive.ai

Media Contact:

Katie Miserany

pr@momentive.ai

Source: Momentive Global Inc.

MOMENTIVE GLOBAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$209,447	$305,525
Accounts receivable, net	33,140	32,489
Deferred commissions, current	9,173	7,945
Prepaid expenses and other current assets	15,380	11,363
Total current assets	267,140	357,322
Property and equipment, net	2,090	5,442
Operating lease right-of-use assets	35,020	52,232
Capitalized internal-use software, net	29,101	28,158
Acquisition intangible assets, net	6,583	10,773
Goodwill	458,596	463,736
Deferred commissions, non-current	14,717	13,200
Other assets	8,271	9,061
Total assets	$821,518	$939,924
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,949	$7,204
Accrued expenses and other current liabilities	24,129	30,725
Accrued compensation	44,889	45,873
Deferred revenue, current	218,379	200,658
Operating lease liabilities, current	8,157	9,587
Debt, current	1,900	1,900
Total current liabilities	307,403	295,947
Deferred revenue, non-current	837	1,165
Deferred tax liabilities	6,095	5,701
Debt, non-current	183,866	209,816
Operating lease liabilities, non-current	43,261	66,938
Other non-current liabilities	5,780	5,883
Total liabilities	547,242	585,450
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	1	2
Additional paid-in capital	961,978	971,604
Accumulated other comprehensive income (loss)	(4,229)	414
Accumulated deficit	(683,474)	(617,546)
Total stockholders’ equity	274,276	354,474
Total liabilities and stockholders’ equity	$821,518	$939,924

MOMENTIVE GLOBAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2022	2021	2022	2021
Revenue	$120,163	$109,392	$237,149	$211,690
Cost of revenue (1)(2)(3)	22,491	21,688	45,394	42,460
Gross profit	97,672	87,704	191,755	169,230
Operating expenses:
Research and development (1)(3)	35,630	34,225	72,346	67,208
Sales and marketing (1)(2)(3)	61,298	56,025	120,934	108,061
General and administrative (1)(3)	29,537	24,170	57,454	47,492
Restructuring (1)(2)	(3,323)	—	1,560	—
Total operating expenses	123,142	114,420	252,294	222,761
Loss from operations	(25,470)	(26,716)	(60,539)	(53,531)
Interest expense	2,378	2,304	4,604	4,603
Other non-operating (income) expense, net	63	(119)	(71)	196
Loss before income taxes	(27,911)	(28,901)	(65,072)	(58,330)
Provision for income taxes	640	336	856	554
Net loss	$(28,551)	$(29,237)	$(65,928)	$(58,884)
Net loss per share, basic and diluted	$(0.19)	$(0.20)	$(0.44)	$(0.40)
Weighted-average shares used in computing basic and diluted net loss per share	148,646	146,242	149,454	145,467

(1) Includes stock-based compensation, net of amounts capitalized as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Cost of revenue	$1,624	$1,580	$3,033	$3,062
Research and development	8,703	10,313	17,347	19,810
Sales and marketing	6,358	6,414	12,423	12,192
General and administrative	8,905	7,266	16,280	14,108
Restructuring	—	—	2,761	—
Stock-based compensation, net of amounts capitalized	$25,590	$25,573	$51,844	$49,172

(2) Includes amortization of acquisition intangible assets as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Cost of revenue	$492	$1,477	$1,906	$2,967
Sales and marketing	635	1,117	2,087	2,250
Restructuring	135	—	180	—
Amortization of acquisition intangible assets	$1,262	$2,594	$4,173	$5,217

(3) Includes acquisition-related costs as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Cost of revenue	$320	$—	$638	$—
Research and development	1,593	—	3,363	—
Sales and marketing	1,411	—	3,090	—
General and administrative	2,076	—	4,809	—
Acquisition-related transaction costs	$5,400	$—	$11,900	$—

MOMENTIVE GLOBAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Six Months Ended June 30,
(in thousands)	2022	2021
Cash flows from operating activities
Net loss	$(65,928)	$(58,884)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16,860	21,478
Non-cash leases expense	6,188	6,593
Gain on lease modification	(6,370)	—
Stock-based compensation expense, net of amounts capitalized	51,844	49,172
Deferred income taxes	395	197
Bad debt expense	1,191	590
Impairment of property and equipment	1,411	—
Other	844	310
Changes in assets and liabilities:
Accounts receivable	(2,151)	840
Prepaid expenses and other assets	(11,529)	(7,530)
Accounts payable and accrued liabilities	(3,272)	12,691
Accrued compensation	(487)	(1,052)
Deferred revenue	17,350	26,678
Operating lease liabilities	(7,596)	(7,522)
Net cash provided by (used in) operating activities	(1,250)	43,561
Cash flows from investing activities
Purchases of property and equipment	(449)	(322)
Capitalized internal-use software	(4,955)	(4,418)
Net cash used in investing activities	(5,404)	(4,740)
Cash flows from financing activities
Proceeds from stock option exercises	2,827	17,703
Proceeds from employee stock purchase plan	2,751	3,873
Payments to repurchase common stock	(68,497)	—
Repayment of debt	(26,100)	(1,100)
Net cash provided by (used in) financing activities	(89,019)	20,476
Effect of exchange rate changes on cash	(448)	101
Net increase (decrease) in cash, cash equivalents and restricted cash	(96,121)	59,398
Cash, cash equivalents and restricted cash at beginning of period	306,121	224,614
Cash, cash equivalents and restricted cash at end of period	$210,000	$284,012
Supplemental cash flow data:
Interest paid for term debt	$4,210	$4,267
Income taxes paid	$664	$618
Non-cash investing and financing transactions:
Stock compensation included in capitalized software costs	$1,448	$1,136
Lease liabilities arising from obtaining right-of-use assets, net of terminations and modifications	$(13,620)	$2,676

MOMENTIVE GLOBAL INC.

SUPPLEMENTAL DISAGGREGATED REVENUE DATA (unaudited)

Quarterly Disaggregated Revenue

	Three Months Ended
(in thousands)	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021
Self-serve revenue	$76,055	$75,803	$77,389	$77,134	$75,462	$71,112
Sales-assisted revenue	44,108	41,183	39,953	37,620	33,930	31,186
Revenue	$120,163	$116,986	$117,342	$114,754	$109,392	$102,298

Self-serve revenues are generated from products purchased independently through our website.

Sales-assisted revenues are generated from products sold to organizations through our sales team.

MOMENTIVE GLOBAL INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Reconciliation of GAAP to Non-GAAP (Loss) Income from operations

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2022	2021	2022	2021
GAAP Loss from operations	$(25,470)	$(26,716)	$(60,539)	$(53,531)
GAAP Operating margin	(21)%	(24)%	(26)%	(25)%
Stock-based compensation, net	25,590	25,573	51,844	49,172
Amortization of acquisition intangible assets	1,262	2,594	4,173	5,217
Acquisition-related transaction costs	5,400	—	11,900	—
Restructuring	(3,458)	—	(1,381)	—
Non-GAAP Income from operations	$3,324	$1,451	$5,997	$858
Non-GAAP Operating margin	3%	1%	3%	—%

Reconciliation of GAAP to Non-GAAP (Loss) Income and (Loss) Income per diluted share

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2022	2021	2022	2021
GAAP Net Loss	$(28,551)	$(29,237)	$(65,928)	$(58,884)
GAAP Net Loss per diluted share	$(0.19)	$(0.20)	$(0.44)	$(0.40)
Weighted-average shares used to compute GAAP net loss per diluted share	148,646	146,242	149,454	145,467

Stock-based compensation, net	25,590	25,573	51,844	49,172
Amortization of acquisition intangible assets	1,262	2,594	4,173	5,217
Acquisition-related transaction costs	5,400	—	11,900	—
Restructuring	(3,458)	—	(1,381)	—
Income tax effect on Non-GAAP adjustments (2)	176	317	395	413

Non-GAAP Net (Loss) Income	$419	$(753)	$1,003	$(4,082)
Non-GAAP Net (Loss) Income per diluted share	$—	$(0.01)	$0.01	$(0.03)
Weighted-average shares used to compute Non-GAAP net (loss) income per diluted share	148,811	146,242	150,131	145,467

(1) Please see Appendix A for explanation of non-GAAP measures used.

(2) Due to the full valuation allowance on our US deferred tax assets, there was no tax effects associated with the Non-GAAP adjustment for acquisition-related transaction costs and restructuring costs. Non-GAAP adjustments pertain to the income tax effects of amortization of acquisition-related intangible assets and stock-based compensation, net.

Calculation of Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$3,650	$26,243	$(1,250)	$43,561
Purchases of property and equipment	(8)	(322)	(449)	(322)
Capitalized internal-use software	(2,390)	(2,150)	(4,955)	(4,418)
Free cash flow	$1,252	$23,771	$(6,654)	$38,821

MOMENTIVE GLOBAL INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Supplemental GAAP and Non-GAAP Information

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2022	2021	2022	2021
GAAP Gross profit	$97,672	$87,704	$191,755	$169,230
GAAP Gross margin	81%	80%	81%	80%
Stock-based compensation, net	1,624	1,580	3,033	3,062
Amortization of acquisition intangible assets	492	1,477	1,906	2,967
Acquisition-related transaction costs	320	—	638	—
Non-GAAP Gross profit	$100,108	$90,761	$197,332	$175,259
Non-GAAP Gross margin	83%	83%	83%	83%

GAAP Research and development	$35,630	$34,225	$72,346	$67,208
GAAP Research and development margin	30%	31%	31%	32%
Stock-based compensation, net	8,703	10,313	17,347	19,810
Acquisition-related transaction costs	1,593	—	3,363	—
Non-GAAP Research and development	$25,334	$23,912	$51,636	$47,398
Non-GAAP Research and development margin	21%	22%	22%	22%

GAAP Sales and marketing	$61,298	$56,025	$120,934	$108,061
GAAP Sales and marketing margin	51%	51%	51%	51%
Stock-based compensation, net	6,358	6,414	12,423	12,192
Amortization of acquisition intangible assets	635	1,117	2,087	2,250
Acquisition-related transaction costs	1,411	—	3,090	—
Non-GAAP Sales and marketing	$52,894	$48,494	$103,334	$93,619
Non-GAAP Sales and marketing margin	44%	44%	44%	44%

GAAP General and administrative	$29,537	$24,170	$57,454	$47,492
GAAP General and administrative margin	25%	22%	24%	22%
Stock-based compensation, net	8,905	7,266	16,280	14,108
Acquisition-related transaction costs	2,076	—	4,809	—
Non-GAAP General and administrative	$18,556	$16,904	$36,365	$33,384
Non-GAAP General and administrative margin	15%	15%	15%	16%

GAAP Restructuring	$(3,323)	$—	$1,560	$—
GAAP Restructuring margin	(3)%	0%	1%	0%
Stock-based compensation, net	—	—	2,761	—
Amortization of acquisition intangible assets	135	—	180	—
Other restructuring costs	(3,458)	—	(1,381)	—
Non-GAAP Restructuring	$—	$—	$—	$—
Non-GAAP Restructuring margin	0%	0%	0%	0%

(1) Please see Appendix A for explanation of non-GAAP measures used.

APPENDIX A

MOMENTIVE GLOBAL INC.

EXPLANATION OF NON-GAAP MEASURES

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP (“GAAP”), we use the following Non-GAAP financial measures: Non-GAAP (loss) income from operations, Non-GAAP operating margin, Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted share, Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP research and development, Non-GAAP research and development margin, Non-GAAP sales and marketing, Non-GAAP sales and marketing margin, Non-GAAP general and administrative, Non-GAAP general and administrative margin, Non-GAAP restructuring, Non-GAAP restructuring margin, and free cash flow. Our definition for each Non-GAAP measure used is provided below, however, a limitation of Non-GAAP financial measures is that they do not have uniform definitions. Accordingly, our definitions for Non-GAAP measures used will likely differ from similarly titled Non-GAAP measures used by other companies thereby limiting comparability.

With regards to the Non-GAAP guidance provided above, a reconciliation to the corresponding GAAP amounts is not provided as the quantification of certain items excluded from each respective Non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, the Non-GAAP adjustment for stock-based compensation expense, net, requires additional inputs such as number of shares granted and market price that are not currently ascertainable.

Non-GAAP (loss) income from operations, Non-GAAP operating margin: We define Non-GAAP (loss) income from operations as GAAP loss from operations excluding stock-based compensation, net, acquisition-related transaction costs, amortization of acquisition intangible assets, and restructuring. Non-GAAP operating margin is defined as Non-GAAP (loss) income from operations divided by revenue.

Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted share: We define Non-GAAP net (loss) income as GAAP net loss excluding stock-based compensation, net, acquisition-related transaction costs, amortization of acquisition intangible assets, restructuring, and including the income tax effect on Non-GAAP adjustments. Non-GAAP net (loss) income per diluted share is defined as Non-GAAP net (loss) income divided by the weighted-average shares outstanding.

Non-GAAP gross profit, Non-GAAP gross margin: We define Non-GAAP gross profit as GAAP gross profit excluding stock-based compensation, net, amortization of acquisition intangible assets, and acquisition-related transaction costs. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue.

Non-GAAP research and development, Non-GAAP research and development margin: We define Non-GAAP research and development as GAAP research and development excluding stock-based compensation, net and acquisition-related transaction costs. Non-GAAP research and development margin is defined as Non-GAAP research and development divided by revenue.

Non-GAAP sales and marketing, Non-GAAP sales and marketing margin: We define Non-GAAP sales and marketing as GAAP sales and marketing excluding stock-based compensation, net, amortization of acquisition intangible assets, and acquisition-related transaction costs. Non-GAAP sales and marketing margin is defined as Non-GAAP sales and marketing divided by revenue.

Non-GAAP general and administrative, Non-GAAP general and administrative margin: We define Non-GAAP general and administrative as GAAP general and administrative excluding stock-based compensation, net and acquisition-related transaction costs. Non-GAAP general and administrative margin is defined as Non-GAAP general and administrative divided by revenue.

Non-GAAP restructuring, Non-GAAP restructuring margin: We define Non-GAAP restructuring as GAAP Restructuring excluding stock-based compensation, net, amortization of acquisition intangible assets, and other restructuring costs. Non-GAAP Restructuring margin is defined as Non-GAAP Restructuring divided by revenue.

We use these Non-GAAP measures to compare and evaluate our operating results across periods in order to manage our business, for purposes of determining executive and senior management incentive compensation, and for budgeting and developing our strategic operating plans. We believe that these Non-GAAP measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by our management in evaluating our financial performance and for operational decision making, but they are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

We have excluded the effect of the following items from the aforementioned Non-GAAP measures because they are non-cash and/or are non-recurring in nature and because we believe that the Non-GAAP financial measures excluding these items provide meaningful supplemental information regarding operational performance and liquidity. We further believe these measures are useful to investors in that it allows for greater transparency to certain line items in our financial statements and facilitates comparisons to historical operating results and comparisons to peer operating results. A description of the Non-GAAP adjustments for the above measures is as follows:

•
Stock-based compensation, net: We incur stock based-compensation expense on a GAAP basis resulting from equity awards granted to our employees. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
•
Acquisition-related transaction costs: We incur transaction costs on a GAAP basis resulting from our acquisitions, including our terminated acquisition by Zendesk. These costs relate to advisory, legal and accounting services, and retention payments to certain employees. Acquisition-related transaction costs is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations. However, we may incur these expenses in future periods in connection with any new acquisitions.
•
Amortization of acquisition intangible assets: We incur amortization expense on intangible assets on a GAAP basis resulting from prior acquisitions. Amortization of acquired intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of acquisition intangible assets will recur in future periods.
•
Restructuring: Restructuring expenses consist of employee severance, lease termination charges and related gains or losses from lease modifications, impairment of certain assets, and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. We expect that restructuring costs will generally diminish over time with respect to strategic initiatives and/or past acquisitions. However, we may incur these expenses in future periods in connection with any new strategic initiatives and/or acquisitions.

For more information on the Non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Data” section of this press release. The accompanying tables provide details on the GAAP financial measures that are most directly comparable to the Non-GAAP financial measures and the related reconciliations between those financial measures.

Free cash flow: We define free cash flow as GAAP net cash provided by or used in operating activities less purchases of property and equipment and capitalized internal-use software. We consider free cash flow to be an important measure because it measures our liquidity after deducting capital expenditures for purchases of property and equipment and capitalized software development costs, which we believe provides a more accurate view of our cash generation and cash available to grow our business. We expect to generate positive free cash flow over the long term. Free cash flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by or used in operating activities. Some of the limitations of free cash flow are that free cash flow does not reflect our future contractual commitments and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements about our financial outlook, outstanding shares, products, including our investments in products, technology and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks related to the COVID-19 coronavirus pandemic; our ability to retain and upgrade customers; our revenue growth rate; our brand (including our rebranding); our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers; privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions.

Further information on these and other factors that could affect our financial results are included in documents filed with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Quarterly Report on Form 10-Q that will be filed for the quarter ended June 30, 2022, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of our Investor Relations website page at investor.momentive.ai. All information provided in this release and in the attachments is as of August 4, 2022, and we undertake no obligation to update this information.